UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

CeriBell, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42364	47-1785452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 N. Pastoria Avenue
Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 436-0826

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CBLL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 28, 2026, the Board of Directors (the “Board”) of CeriBell, Inc. (the “Company”), in order to achieve a more balanced membership among the classes of directors, accepted the resignation of William W. Burke as a Class I director and immediately elected him as a Class II director, and accepted the resignation of Joseph M. Taylor as a Class I director and immediately elected him as a Class III director. The resignations and re-elections of Mr. Burke and Mr. Taylor were effected solely to rebalance the Board’s classes, and, for all other purposes, including committee service and compensation, the services of Mr. Burke and Mr. Taylor on the Board are deemed to have continued uninterrupted.

Immediately following the foregoing rebalancing, and effective July 28, 2026, the Board increased the authorized size of the Board from seven to nine directors and elected Sharon L. O’Keefe and Thomas A. West to fill the newly created directorships, each to serve as a Class I director until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. Ms. O’Keefe has also been appointed to the Compensation Committee of the Board, and Mr. West has also been appointed to the Audit Committee of the Board. Following these actions, the Board consists of three Class I directors, three Class II directors, and three Class III directors.

In connection with their service as non-employee directors, each of Ms. O’Keefe and Mr. West will receive annual cash compensation and restricted stock units in accordance with the Company’s Non-Employee Director Compensation Program. The description of the Company’s Non-Employee Director Compensation Program under “Director Compensation—Non-Employee Director Compensation Program” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2026 is incorporated herein by reference. In connection with their appointments, each of Ms. O’Keefe and Mr. West will receive an initial award of restricted stock units covering a number of shares of the Company’s common stock determined by dividing $300,000 by the average per-share closing trading price of the Company’s common stock over the most recent 30 trading days as of the grant date. Each award will vest as to one-third of the underlying shares on each of the first three anniversaries of the grant date, subject to the applicable director’s continued service on the Board through each vesting date. The Company will enter into an indemnification agreement with each of Ms. O’Keefe and Mr. West substantially in the form of the Company’s standard indemnification agreement, providing customary rights to indemnification and advancement of expenses, subject to its terms.

There are no arrangements or understandings between Ms. O’Keefe and any other person, or between Mr. West and any other person, pursuant to which either was elected as a director. In addition, neither Ms. O’Keefe nor Mr. West has any direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIBELL, INC.

Date:	July 29, 2026	By:	/s/ Scott Blumberg
Scott Blumberg Chief Financial Officer